AMENDMENT NO.1
     SECURITY DEPOSIT RETURN

This Amendment No. 1 dated July 31, 1996 is between the University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its office in 223 Grinter Hall, Gainesville, FL 32611-2037 ("UFRFI"), and Ixion Biotechnology, Inc., a company duly organized under the laws of Delaware, and having its principle office at 12085 Research Drive, Alachua, Florida 32615 ("Ixion")


     WITNESSETH

WHEREAS, UFRFI and Ixion entered into an Incubator License Agreement relating to licensed space at the Sid Martin Biotechnology Development Institute in Alachua, Florida, dated June 26, 1995 (the "ILA"), and

WHEREAS, UFRFI and Ixion desire to amend the ILA in connection with the exercise by Ixion of the option for the first renewal term ending July 31, 1997;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties agree as follows:


1. UFRFI shall reimburse Ixion $1,065, the full amount of the security deposit previously deposited pursuant to Section 10 of the ILA;

2. Ixion, having accepted the return of the one month license fee, agrees to pay a $200.00 non-refundable occupancy fee upon invoice; and

3. Section 10 of the ILA shall be deleted and replaced in its entirety with the following:

10. Occupancy Fee. Licensee shall pay to UFRFI a non-refundable sum of $200.00 to cover key lock changes, minor adaptations and other incidental expenses related to the occupancy of the Licensee. The Occupancy Fee shall be paid at the beginning of the initial term as an addition to the first month's payment of license fees pursuant to Section 3
(a).


IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this agreement as of the day and the year first set forth above.


University of Florida Research Foundation, Inc.                      Ixion
Biotechnology, Inc.


      Arnold A. Heggestad, Ph.D.
Weaver H. Gaines
      Executive Director
  Chairman and Chief Executive Officer